EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT INFORMATION
(Preliminary and Unaudited)
(In millions)

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


                                             Three Months Ended                            Six Months Ended

                                     -----------------------------------          ------------------------------------
                                         May 31             May 31                    May 31              May 31
                                          2000               1999                      2000                1999
                                     ----------------   ----------------          ----------------    ----------------
Investment Banking:

   Advisory                                  128               135                         307                235
   Equity                                    227               126                         488                185
   Debt                                      116               174                         269                324
                                     ----------------   ----------------          ----------------    ----------------
         Total                               471               435                       1,064                744
                                     ----------------   ----------------          ----------------    ----------------

Capital Markets:

   Equity                                    707               433                       1,575                639
   Fixed Income                              375               445                         846                926
                                     ----------------   ----------------          ----------------    ----------------
         Total                             1,082               878                       2,421              1,565
                                     ----------------   ----------------          ----------------    ----------------
Client Services:

   Private Client                            192               136                         452                255
   Private Equity                             10                 6                          20                  9
                                     ----------------   ----------------          ----------------    ----------------
         Total                               202               142                         472                264
                                     ----------------   ----------------          ----------------    ----------------
Total Lehman                               1,755             1,455                       3,957              2,573
                                     ================   ================          ================    ================

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